The Class F shareholders (as listed in Schedule 1 hereto) and SEALSQ CORP (as the Company)

CLASS F shareholders’ agreement

Content

1 Definition and Interpretation	1
2 Class F Shares Voting Agreement	3
3 Redemption of Class F Shares	3
4 Constitutional Documents	3
5 Accession Deeds	3
6 Representations	4
7 Miscellaneous	5
8 Assignability	6
9 Notices	6
10 Termination	7
11 Confidentiality	7
12 Dispute Resolution	7
13 Governing Law	7
Schedule 1	8
Class F Shareholders & Notices for Service	8
Schedule 2	9
Form of Accession Deed	9

THIS AGREEMENT is dated	and is made as a deed

BETWEEN

1	WISeKey International Holding AG, a corporation organized under the laws of Switzerland with its registered office in Zug, Switzerland; and

2	the persons whose names and addresses are set out in Schedule 1,

(the Original Class F Shareholders); and

3	SEALSQ CORP, a company registered in the British Virgin Islands with registration number 2095496 (the Company).

BACKGROUND

A	The Parties wish to govern certain rights and obligations of the Class F Shareholders, including the exercise of their voting power in the Company.

B	It is intended that all future Class F Shareholders shall accede to this Agreement.

IT IS AGREED as follows:

1	Definition and Interpretation

1.1	In this Agreement (including the recitals and Schedules), unless the contrary intention appears, words capitalised but not defined shall have the meaning given to them in the Articles, in addition:

Accession Deed means a deed substantially in the form of Schedule 1 executed by a person wishing to become a New Class F Shareholder.

Articles means the memorandum and articles of association of the Company.

Necessary Action means, with respect to a result required to be caused, all actions (to the extent such actions are permitted by applicable law) reasonably necessary to cause such result, which actions may include, without limitation:

(a)	voting or providing a written consent with respect to voting securities of the relevant entity to cause the adoption of shareholders’ resolutions and amendments to the charter or other constituent documents;

(b)	causing members of the board of directors or comparable governing body of the relevant entity (to the extent such members were nominated or designated by the person obligated to undertake the Necessary Action) to act in a certain manner;

(c)	executing agreements and instruments; and

(d)	making, or causing to be made, all governmental, regulatory or administrative filings that are required to achieve such result.

New Class F Shareholder means each person who acquires Class F Shares after the date of this Agreement other than by way of addition to their existing Class F Shares.

New Class F Shares means all Class F Shares issued subsequent to the Original Class F Shares.

Original Class F Shares means the Class F Shares held by the Original Class F Shareholders at the date of this Agreement.

Parties shall mean the Original Class F Shareholders, the Company and any New Class F Shareholders (save that, where the context requires any Class F Shareholder who sells all of their Class F Shares shall from that time no longer be considered to be a Party).

Transaction Documents means:

(a)	this Agreement; and

(b)	each Accession Deed.

1.2	In this Agreement:

(a)	unless the contrary intention appears, a reference to:

(i)	this Agreement includes the Schedules to this Agreement;

(ii)	an amendment includes a supplement, novation or re-enactment and amended is to be construed accordingly;

(iii)	an authorisation includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration or notarisation;

(iv)	a Clause or Schedule is a reference to a clause in or schedule to this Agreement respectively;

(v)	a relevant jurisdiction in relation to any person means a jurisdiction in which that person is incorporated, resident, domiciled, or has a branch or place of business, or is in some other way connected;

(vi)	tax shall be construed so as to include any tax, fund, levy, impost, duty or other charge of a similar nature (including, without limitation, any penalty or interest payable in connection with any failure to pay or any delay in paying of the same);

(vii)	written includes typewritten, printed, photographed or represented or reproduced by any mode of reproducing words in a visible form, including telex, facsimile, telegram, cable, electronic mail or other form of writing produced by electronic communication;

(viii)	a provision of law is a reference to that provision as amended or re-enacted;

(ix)	voting by Class F Shareholders is a reference to the casting of the votes attached to the Class F Shares held by the Class F Shareholder voting;

(x)	a person includes its successors, permitted transferees and assigns;

(xi)	the singular shall include the plural and vice versa; and

(xii)	a document is a reference to that document as amended.

1.3	The word including is to be construed as being by way of illustration or emphasis only and is not to be construed as, nor shall it take effect as, limiting the generality of any foregoing words.

1.4	Where a period of time is expressed as a number of days, the days on which the period begins and ends are not included in the computation of the number of days.

1.5	The index to and the headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

1.6	Each Party has received independent professional legal advice in relation to this Agreement, and no provision of this Agreement shall be construed contra proferentem against any Party.

1.7	This Agreement shall take effect as a Deed, notwithstanding that one or more Parties may only execute it (or an Accession Deed) under hand.

2	Class F Shares Voting Agreement

2.1	The Class F Shareholders covenant for the benefit of each other and the Company that on any Resolution of Shareholders they shall vote as one and in accordance with the majority (by the number of shares held) view of the Class F Shareholders.

2.2	The majority view of the Class F Shareholders may be expressed by a notice in writing signed by a majority of the Class F Shareholders, and in default of such notice, shall be determined by the affirmative vote of a majority present at a meeting called to decide on the matter. The notice provisions at Clause 9 shall apply to this Clause 2.2.

2.3	Each Class F Shareholder irrevocably appoints each other Class F Shareholder as their proxy to vote on any Resolution of Shareholders in their absence, if required, in accordance with the majority view of the Class F Shareholders, as determined in accordance with Clause 2.2.

3	Redemption of Class F Shares

3.1	Each holder of Class F Shares acknowledges the redemption provisions attached to the Class F Shares and covenants to be bound by them and to take all Necessary Action to procure that the redemption provisions have full force and effect.

4	Constitutional Documents

4.1	The Class F Shareholders agree to take all Necessary Action (including without limitation amending the Memorandum and Articles if necessary) to procure that the provisions of this Agreement have full force and effect.

5	Accession Deeds

5.1	The Company shall not issue Class F Shares unless the subscriber agrees to be bound by, and accede to, this Agreement and each Class F Shareholder irrevocably appoints the Company as its agent to execute an Accession Deed on its behalf with any person who lawfully becomes a New Class F Shareholder under this Agreement.

6	Representations

6.1	Each Party to this Agreement represents to each other Party (but only in respect of itself) and agrees that it has represented to each other Party to induce them to enter into this Agreement that:

(a)	it has full legal power, capacity and authorisation to enter into and to exercise its rights and perform its obligations under, and has taken all necessary action to authorise the entry into, performance and delivery of this Agreement;

(b)	the obligations expressed to be assumed by it under this Agreement are its legal, valid and binding obligations enforceable in accordance with their terms;

(c)	in any proceedings taken in a relevant jurisdiction of such Party, the choice of the laws of the British Virgin Islands as governing law of this Agreement and any judgment obtained in the British Virgin Islands will be recognised and enforced;

(d)	this Agreement is not subject to any registration or filing requirements, or any stamp duty or similar documentary tax in any relevant jurisdiction;

(e)	no steps been taken or legal proceedings been started or (to the best of such Party’s knowledge and belief) threatened against that Party for its winding-up, bankruptcy, dissolution or re-organisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or any or all of that Party’s assets or revenues; and

(f)	it is entering into this Agreement as principal and solely for its own account, and not as the agent or partner of any other person.

6.2	Each New Class F Shareholder represents to each other Party (but only in respect of itself) and agrees that they have so represented to each other Party to induce them to enter into the relevant Accession Deed that:

(a)	it has reviewed the Memorandum and Articles; and

(b)	it has considered all relevant information relating to the investment and taken such independent legal and financial advice as it thinks necessary or desirable.

6.3	Each New Class F Shareholder shall be deemed to make each representation made by a Party in this Clauses 6.1 and 6.2 with reference to the facts and circumstances then existing when executing their Accession Deed, except that references in Clause 6.1 to this Agreement shall, where the context permits, mean this Agreement and/or the relevant Accession Deed.

6.4	Each Party acknowledges and agrees that each other Party has entered into this Agreement (or, with respect to any New Class F Shareholder, the relevant Accession Deed) on the basis of the representations made in this Clause 6.

7	Miscellaneous

7.1	This Agreement (and the documents referred to in it) contains the whole agreement between the Parties relating to the transactions contemplated by this Agreement and supersedes all previous understandings and agreements between the Parties relating to these transactions. Each Party acknowledges that, in agreeing to enter into this Agreement, it has not relied on any representation, warranty, collateral contract or other assurance (except those set out in this Agreement and any documents referred to in it) made by or on behalf of any other Party or any other person whatsoever before the execution of this Agreement. Each Party waives all rights and remedies which, but for this Clause, might otherwise be available to it in respect of any such representation, warranty, collateral contract or other assurance, provided that nothing in this Clause shall limit or exclude any liability for wilful misconduct or fraud.

7.2	If, for any reason whatsoever, this Agreement not been validly executed by any of the Parties hereto, this Agreement shall continue to be fully binding and enforceable against all and each of the remaining Parties.

7.3	If a provision of any Transaction Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

(a)	the validity or enforceability in that jurisdiction of any other provision of that Transaction Document; or

(b)	the validity or enforceability in other jurisdictions of that or any other provision of that Transaction Document.

7.4	No delay or omission on the part of any Party in exercising any right, power or remedy provided by the law of any jurisdictions or under any Transaction Document shall:

(a)	impair such right, power or remedy; or

(b)	operate as a waiver thereof.

7.5	This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7.6	All payments to be made under any Transaction Document shall be made in cleared funds, without any deduction and free and clear of and without deduction for or on account of any taxes, levies, imports, duties, charges, fees and withholdings of any nature now or hereafter imposed by any governmental, fiscal or other authority save as required by law. If a Party to a Transaction is compelled to make any such deduction, it will pay to the receiving Party such additional amounts as are necessary to ensure receipt by the receiving Party of the full amount which that party would have received but for the deduction.

7.7	If any payment or transfer of any property under any Transaction Document is capable of being avoided or otherwise set aside on the insolvency of any person (including any Party) or otherwise, then that amount shall not be considered to have been paid or property transferred for the purposes of that Transaction Document.

7.8	A Transaction Document may only be amended by an instrument in writing signed by each Party to that Transaction Document.

7.9	No waiver of any right or rights arising under any Transaction Document shall be effective unless such waiver is in writing and signed by the Party or Parties whose rights are being waived.

7.10	This Agreement shall not be deemed to create any partnership, joint venture, agency, fiduciary or employment relationship between the Parties. No Party holds itself out as the agent or partner of any other Party.

7.11	The Parties may sign multiple copies of this Agreement, each of which shall evidence the same contract.

7.12	Where the provisions of this Agreement are inconsistent with any other Transaction Document, the provisions of this Agreement shall prevail.

8	Assignability

8.1	The rights and obligations of the Parties under this Agreement are personal and no Party to this Agreement may assign, transfer, novate or dispose of its rights and/or obligations arising under, out of or in connection with this Agreement to any other person without the prior written consent of each other Party.

9	Notices

9.1	All notices or other communications under or in connection with this Agreement shall be given in writing and, unless otherwise stated, may be made by facsimile. Any such notice will be deemed to be given as follows:

(a)	if by hand, upon delivery;

(b)	if by post, on the sixth day after the letter was posted;

(c)	if by facsimile, when received in legible form; and

(d)	if by electronic mail, when the recipient acknowledges receipt.

9.2	For the purposes of Clause 9.1(c), a transmission confirmation which indicates that all pages of the facsimile were successfully transmitted shall be prima facie evidence that the notice was received in legible form, and any party asserting that such notice was not received in legible form shall bear the burden of proving that such notice was not received in legible form.

9.3	Any notice in relation to a Transaction Document may be served on the Company at the following address:

Name:	SEALSQ CORP

Address:	Craigmuir Chambers Road Town VG1110 British Virgin Islands

or such other address as the Company shall give written notice of to each other Party.

9.4	Any notice in relation to a Transaction Document may be served on the relevant Class F Shareholder at the relevant address as set out in Schedule 1 or such other address as they shall give written notice of to each other Party.

9.5	Each New Class F Shareholder shall provide an address for the service of notices under this Agreement in the relevant Accession Deed.

10	Termination

10.1	Any Class F Shareholder who ceases to hold any Class F Shares in the Company shall cease to be a party to this Agreement, without prejudice to any accrued rights.

10.2	Clauses 11, 12 and 13 shall survive the termination of this Agreement, and shall continue to bind any Class F Shareholder who ceases to be a party to this Agreement.

10.3	Termination of this Agreement shall not affect the rights of any Party accrued up to the date of termination.

11	Confidentiality

11.1	Each Transaction Document and its existence are confidential, and all documents, records and accounts of the Company shall be kept strictly confidential.

12	Dispute Resolution

12.1	The courts of the British Virgin Islands shall have exclusive jurisdiction to settle any disputes in connection with this Agreement and accordingly irrevocably submit to the jurisdiction of

12.2	Each Party consents to the service of process relating to any such proceedings:

(a)	by prepaid posting of a copy of the process to its address for the time being applying under Clause 9;

(b)	by service on it at its registered office; and

(c)	by service on its agent for receiving service of process.

12.3	Each Party:

(a)	waives objection to the British Virgin Islands courts on grounds of inconvenient forum or otherwise as regards proceedings in connection with this Agreement; and

(b)	agrees that a judgment or order of a British Virgin Islands court in connection with this Agreement is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

13	Governing Law

13.1	This Agreement and each Transaction Document is governed by and shall be construed in accordance with British Virgin Islands law.

This Agreement has been entered into as a deed on the date first above written.

Schedule 1

Class F Shareholders & Notices for Service

Name	Details
WISeKey International Holding AG	Address: General-Guisan-Strasse 6 CH-6300 Zug Switzerland Email: To both: cmoreira@wisekey.com and pward@wisekey.com

Schedule 2

Form of Accession Deed

THIS ACCESSION DEED is dated	and is made as a deed

BETWEEN

1	SEALSQ CORP, company registered in the British Virgin Islands (the Company), for itself and as agent for the Class F Shareholders of the Company (the Current Class F Shareholders).

2	[●] (the Acceding Class F Shareholder).

BACKGROUND

A	the Current Class F Shareholders and the Company are party to a Class F shareholder’s agreement dated [●] 2022 (the Agreement).

B	the Acceding Class F Shareholder wishes to accede to the Agreement as a New Class F Shareholder.

IT IS AGREED as follows:

1	Definition and Interpretation

1.1	Clause 1 (Definition and Interpretation) of the Agreement shall apply to this Accession Deed with any necessary changes.

2	Accession

(a)	The Acceding Class F Shareholder shall accede to the Agreement as a New Class F Shareholder from the date hereof.

(b)	The address for service for the Acceding Class F Shareholder specified in clause 4 of this Accession Deed shall be deemed to be incorporated into the Agreement.

(c)	Except as aforesaid, the terms of the Agreement shall remain unaffected.

3	Representations

3.1	The Acceding Class F Shareholder makes the representations set out in Clause 6 of the Agreement to each other Party to induce them to execute this Accession Deed and permit the Acceding Class F Shareholder to accede to the Agreement and subscribe for Shares.

4	Counterparts

4.1	This Accession Deed may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

5	Address for Service

5.1	Any notice in relation to a Transaction Document may be served on the Acceding Class F Shareholder at the following address:

Name:	[●]

Address:	[●] [●] [●]
E-mail:	[●]

or such other address as the Acceding Class F Shareholder shall give written notice of to each other Party.

6	Governing Law and Dispute Resolution

6.1	This Accession Deed shall be governed by British Virgin Islands law.

6.2	Clause 12 of the Agreement shall apply to this Accession Deed with any necessary changes.

EXECUTION PAGE TO SHAREHOLDERS AGREEMENT OF SEALSQ CORP

Company

Executed and delivered as a deed by	)
SEALSQ CORP	)	/s/ Carlos Moreira
acting by its duly authorised directors	)	CEO

Executed and delivered as a deed by	)
SEALSQ CORP	)	/s/ Peter Ward
acting by its duly authorised directors	)	CFO

Class F Shareholder

Executed and delivered as a deed by	)
WISeKey International Holding AG	)	/s/ Carlos Moreira
acting by its duly authorised directors	)	CEO

Executed and delivered as a deed by	)
WISeKey International Holding AG	)	/s/ Peter Ward
acting by its duly authorised directors	)	CFO